                                                                      EXHIBIT 11

                                     KEYCORP
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                (dollars in thousands, except per share amounts)


                                                                                                Three months ended March 31,
                                                                                        ---------------------------------------
                                                                                                1995                       1994
                                                                                         -----------                -----------
Net income applicable to Common Shares
     Net income                                                                             $209,701                   $208,637
     Less: Preferred dividend requirements                                                     4,000                      4,000
                                                                                         -----------                -----------
     Net income applicable to Common Shares                                                 $205,701                   $204,637
                                                                                         ===========                ===========
Net income per Common Share
     Weighted average Common Shares outstanding                                          239,999,198                241,925,802
                                                                                         ===========                ===========
     Net income applicable to Common Shares                                                 $205,701                   $204,637
                                                                                         ===========                ===========
     Net income per Common Share                                                                $.86                       $.85
                                                                                         ===========                ===========
Net income per Common Share -- primary
     Weighted average Common Shares outstanding                                          239,999,198                241,925,802
     Dilutive common stock options(1)                                                      1,565,879                  2,355,939
                                                                                         -----------                -----------
     Weighted average Common Shares and Common Share
         equivalents outstanding                                                         241,565,077                244,281,741
                                                                                         ===========                ===========
     Net income applicable to Common Shares                                                 $205,701                   $204,637
                                                                                         ===========                ===========
     Net income per Common Share                                                                $.85                       $.84
                                                                                         ===========                ===========

Net income per Common Share -- fully diluted
     Weighted average Common Shares outstanding                                          239,999,198                241,925,802
     Dilutive common stock options(1)                                                      1,660,726                  2,357,998
                                                                                         -----------                -----------
     Weighted average Common Shares and Common Share
         equivalents outstanding                                                         241,659,924                244,283,800
                                                                                         ===========                ===========
     Net income applicable to Common Shares                                                 $205,701                   $204,637
                                                                                         ===========                ===========
     Net income per Common Share                                                                $.85                       $.84
                                                                                         ===========                ===========

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(1)  Dilutive common stock options are based on the treasury stock method using average market price in computing net income per Common Share -- primary, and the higher of period-end market price or average market price in computing net income per Common Share -- fully diluted.